      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         JOHN DEERE CAPITAL CORPORATION

             (Exact name of Registrant as specified in its charter)
                         ------------------------------

                       DELAWARE                                               36-2386361
           (State or other jurisdiction of                                 (I.R.S. employer
            incorporation or organization)                              identification number)

                              1 EAST FIRST STREET
                                   SUITE 600
                               RENO, NEVADA 89501
                                  702/786-5527
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               FRANK S. COTTRELL
                                DEERE & COMPANY
                                JOHN DEERE ROAD
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-4675
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                   JONATHAN JEWETT                                      HOWARD G. GODWIN, JR.
                 SHEARMAN & STERLING                                       BROWN & WOOD LLP
                 599 LEXINGTON AVENUE                                   ONE WORLD TRADE CENTER
               NEW YORK, NEW YORK 10022                                NEW YORK, NEW YORK 10048

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
       TITLE OF EACH CLASS OF             AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED            UNIT*               PRICE*              FEE
Debt securities and warrants to
 purchase debt securities............   $2,000,000,000**          100%           $2,000,000,000       $606,061

 *  Estimated for the purpose of computing the registration fee.
** Or, in the event of the issuance of original issue discount securities, such higher principal amount as may be sold for an initial public offering price of up to $2,000,000,000.
                         ------------------------------

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-10561 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON SEPTEMBER 3, 1996. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-10561, AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                 , 1997)

                              U.S. $2,313,850,000
                         JOHN DEERE CAPITAL CORPORATION
                          MEDIUM-TERM NOTES, SERIES C
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                              -------------------

    John Deere Capital Corporation (the "Capital Corporation") may offer from time to time its Medium-Term Notes, Series C, (the "Notes") at an aggregate initial offering price of up to U.S. $2,313,850,000, or the equivalent in one or more Currencies, subject to reduction as a result of the sale of other Debt Securities (including the sale of Debt Securities having substantially similar terms to the Notes outside the United States or the sale of Debt Securities pursuant to another prospectus supplement) or Debt Warrants. Unless otherwise specified in the applicable pricing supplement, the Notes will bear interest at either fixed or floating rates or a combination thereof and will have a Maturity Date from 9 months to 30 years from the date of issue. The principal amount, Currency of denomination and payment, Maturity Date, redemption and repayment provisions, if any, and price to public of a Note, together with the interest rate or the interest rate basis, as adjusted by any Spread, Spread Multiplier or other formula, as the case may be, will be established by the Capital Corporation and set forth in the applicable pricing supplement.

    For a description of other terms of the Notes, see "Description of Notes" herein.

                             ---------------------

THESE  SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND
 EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES   COMMISSION  NOR  HAS   THE
  SECURITIES  AND  EXCHANGE  COMMISSION OR  ANY  STATE  SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,  ANY
    PRICING  SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                                 PRICE TO                AGENTS' DISCOUNTS                    PROCEEDS TO THE
                                PUBLIC (1)              AND COMMISSIONS (2)              CAPITAL CORPORATION (2)(3)
Per Note...............            100%                     .125%--.675%                      99.875%--99.325%
Total (4)..............       $2,313,850,000           $2,892,313--15,618,488          $2,310,957,687--2,298,231,512

(1) Unless otherwise specified in the applicable pricing supplement, each Note will be issued at 100% of its principal amount.

(2) The Capital Corporation will pay a commission to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. or Salomon Brothers Inc (each, an "Agent"), in the form of a discount or otherwise, ranging from .125% to .675% of the price to public of any Senior Note sold through them as Agent depending upon the maturity of such Senior Note. The schedule of commissions payable in connection with sales of Senior Notes will also apply to sales of Subordinated Notes unless otherwise agreed to by the Capital Corporation and the Agents. The Capital Corporation also may sell the Notes to an Agent, as principal, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. None of the proceeds from such resale of Notes will be received by the Capital Corporation. Unless otherwise specified in the applicable pricing supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the price to public of such Note less a percentage of such price equal to the commission applicable to an agency sale of a Note of identical maturity and rank.

(3) Before deduction of estimated expenses of $1,391,000.

(4) Or the equivalent thereof in one or more Currencies.
                             ---------------------

    The Notes are being offered on a continuing basis by the Capital Corporation through the Agents, who have agreed to use their best efforts to solicit purchases of such Notes, and also may be sold to an Agent or other person, as principal, for resale. The Capital Corporation reserves the right to sell the Notes directly to investors on its own behalf. The Notes may be sold at the price to the public set forth above to dealers who later resell such Notes to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Capital Corporation reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Capital Corporation or the applicable Agent, if it solicited such offer, may reject any offer in whole or in part.

                             ---------------------
MERRILL LYNCH & CO.

                              GOLDMAN, SACHS & CO.
                                                            SALOMON BROTHERS INC
                                  ------------

      The date of this prospectus supplement is                   , 1997.

    IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINICPAL ON A FIXED-PRICE BASIS, SUCH AGENT(S) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH
TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SHORT POSITIONS OF SUCH AGENT(S). FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                              DESCRIPTION OF NOTES

    The following description of the Notes offered hereby supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Debt Securities set forth under the heading "Description of Debt Securities" in the accompanying prospectus. The following descriptions will apply to each Note unless otherwise specified in the applicable pricing supplement. UNLESS DEFINED HEREIN, CAPITALIZED TERMS ARE USED AS DEFINED IN THE ACCOMPANYING PROSPECTUS OR IN THE INDENTURES.

    The following summaries do not purport to be complete, and are subject to, and qualified by reference to, the provisions of the Indentures, including the definitions therein.

CERTAIN DEFINED TERMS

    Unless otherwise specified in the applicable pricing supplement, the following terms shall have the meanings ascribed thereto below:

    "Business Day": with respect to any Note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York; PROVIDED that, with respect to Notes denominated in or indexed to a Currency other than U.S. dollars, such day is also not a day on which banking institutions are generally authorized or obligated by law or executive order to close in the city which is the Principal Financial Center of the country or countries of such Currency (or, in the case of Notes denominated in or indexed to a composite European currency, Brussels); and, PROVIDED, FURTHER, that, with respect to LIBOR Notes, such day is also a London Banking Day.

    "Designated LIBOR Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency or composite currency is specified in the applicable Pricing Supplement, U.S. Dollars.

    "Designated LIBOR Page" means (a) if "LIBOR-Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying LIBOR for the Designated LIBOR Currency, or (b) if "LIBOR-Telerate" is specified in the applicable Pricing Supplement, or if neither LIBOR-Reuters nor LIBOR-Telerate is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones
Telerate Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

    "Exchange Rate Agent": the agent of the Capital Corporation specified as such in an applicable pricing supplement.

    "Fixed Rate Note": a Note that bears interest at a fixed rate, as more fully described herein.

    "Floating Rate Note": a Note that bears interest at a floating rate, as more fully described herein.

    "Foreign Currency Note": any Note denominated or payable in one or more Currencies other than the U.S. dollar.

    "Indexed Note": a Note as to which all or certain interest payments and/or the principal (and premium, if any) payable at Maturity are determined by reference to prices, changes in prices, or differences between prices, of securities, Currencies, intangibles, goods, articles or commodities or by such other objective price, economic or other measures as are specified in the applicable pricing supplement.

    "Interest Payment Date": each date on which interest is payable on a Note.

    "LIBOR": London interbank offered rate for deposits in a specific Currency, calculated as provided herein or as provided in the applicable pricing supplement.

    "London Banking Day": any day on which dealings in deposits in the relevant Currency are transacted in the London interbank market.

    "Maturity": the date on which the principal of a Note or an installment thereof becomes due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption, exercise of an option for repayment or otherwise.

    "Maturity Date": the date on which a Note will mature, as specified in the applicable pricing supplement.

    "Original Issue Discount Note": a Note, including any zero-coupon note, that is issued at an issue price lower than the principal amount thereof and that provides that upon acceleration of the Maturity thereof an amount less than the principal amount thereof shall become due and payable.

    "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described for a composite European currency in the definition of Business Day above) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of a composite European currency, Brussels), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss Francs the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

    "Senior Note": a Note issued under the Senior Indenture.

    "Specified Currency": the Currency in which a Note is denominated.

    "Subordinated Note": a Note issued under the Subordinated Indenture.

    "U.S. $", "$" and "U.S. dollar": the lawful currency of the United States.

GENERAL

    The Notes will be offered on a continuous basis and may be issued as Senior Notes or Subordinated Notes.

    The Notes offered by this prospectus supplement will be limited to an aggregate initial offering price of U.S. $2,313,850,000, or the equivalent thereof in one or more Specified Currencies other than U.S. dollars, less an amount equal to the aggregate principal face amount of any other Debt Securities issued at their principal face amount, the aggregate issue price rather than the principal face amount of any other Debt Securities issued at original issue discount, the aggregate issue price of any Debt Warrants and the aggregate exercise price of any Debt Securities issuable upon exercise of Debt Warrants, in any such case that are covered by the registration statement of which this prospectus supplement is a part and are sold by the Capital Corporation. The U.S. dollar equivalent of Notes denominated in a Specified Currency other than U.S. dollars will be determined on the applicable trade date by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York, for such Currency on the applicable trade date.

    The Medium-Term Notes, Series C, Due from 9 Months to 30 Years from Date of Issue issued under the Senior Indenture, of which the Senior Notes offered by this prospectus supplement will form a part, constitute one series of Indenture Securities, unlimited as to principal amount, established by the Capital Corporation pursuant to the Senior Indenture. At the date of this prospectus supplement, there were $1.755 billion aggregate principal amount of Medium-Term Notes, Series C, outstanding.

    The Medium-Term Notes, Series C, issued under the Subordinated Indenture, of which the Subordinated Notes offered by this prospectus supplement will form a part, constitute one series of Indenture Securities, unlimited as to principal amount, established by the Capital Corporation, pursuant to the Subordinated Indenture. At the date of this prospectus supplement, no Medium-Term Notes, Series C, were outstanding under the Subordinated Indenture.

    The Notes will be direct unsecured obligations of the Capital Corporation. The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Capital Corporation. The Subordinated Notes will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Capital Corporation as described under "Description of Debt Securities -- Subordinated Indenture Provisions" in the accompanying prospectus. At April 30, 1997, subordinated indebtedness and unsubordinated indebtedness of the Capital Corporation were $300 million and $5.110 billion, respectively.

    The defeasance and covenant defeasance provisions of the Indentures described under "Description of Debt Securities -- Provisions Applicable to Both the Senior and Subordinated Indentures -- Satisfaction and Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the Notes.

    The Notes will be denominated in U.S. dollars and all payments on the Notes will be made in U.S. dollars. For further information regarding Foreign Currency Notes see "Special Provisions Relating To Foreign Currency Notes", "Important Currency Exchange Information" and "Foreign Currency Considerations". Payment of the purchase price of the Notes must be made in immediately available funds.

    A Note may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

    The Notes may be issued (a) as Currency Indexed Notes (as defined below), the principal amount of which payable on the date of Maturity, and/or the interest on which payable on each Interest Payment Date and on the date of Maturity, will be determined by reference to the rate of exchange between the Specified Currency and another Currency (the "Indexed Currency") or (b) as other Indexed Notes the principal amount of which payable on the date of Maturity, and/or the interest on which payable on each Interest Payment Date and on the date of Maturity, will be determined by reference to prices, changes in prices, or differences between prices, of securities, intangibles, goods, articles or commodities or by such other objective price, economic or other measures. See "Currency Indexed Notes" and "Other Indexed Notes and Certain Terms Applicable to All Indexed Notes".

    Each Note will be issued in fully registered form and will be represented by either one or more Global Securities ("Global Notes") registered in the name of a nominee of DTC or another depository (DTC or such other depository is herein referred to as the "Depository"), or a certificate issued in definitive form (a "Certificated Note"). A single Global Note will represent all Notes issued on the same day and having the same terms, including, but not limited to, rank, Interest Payment Dates, interest rate or formula, Maturity Date and redemption and repayment provisions, if any; PROVIDED that one Global Note will be issued with respect to each $200 million principal amount of such Notes and an additional Global Note will be issued with respect to any remaining principal amount of such Notes. A beneficial interest in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. See "Description of Debt Securities -- Book-Entry Debt Securities" in the accompanying prospectus for a description of the Depository's procedures with respect to Book-Entry Notes. Except as set forth under "Description of Debt Securities -- Book-Entry Debt Securities" in the accompanying prospectus, Global Notes will not be issuable in certificated form.

    The authorized denominations of Notes denominated in U.S. dollars will be $1,000 and any integral multiple thereof. The authorized denominations of Foreign Currency Notes will be set forth in the applicable pricing supplement.

    Interest rates offered with respect to Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Notes with similar variable terms but different interest rates, as well as Notes with different variable terms, may be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted.

    Payments of principal of (and, premium, if any) and interest, if any, on Notes represented by a Global Note will be made in same-day funds to the Depository in accordance with arrangements then in effect between the applicable Trustee and the Depository.

    Certificated Notes may be presented for registration of transfer or exchange in the case of the Senior Notes, at the corporate trust office of the Trustee in The City of New York and, in the case of the Subordinated Notes, at the corporate trust office of the Trustee in The City of Chicago or an office or agency of the Trustee in The City of New York.

    Payments in U.S. dollars of interest on Certificated Notes (other than interest payable on the Maturity Date or upon earlier redemption or repayment) will be made by mailing a check to the holder at the address of such holder appearing on the security register for the Notes on the applicable Regular Record Date. Notwithstanding the foregoing, upon receipt of appropriate written instructions from a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes issued under one of the Indentures (whether having identical or different terms and provisions) by the applicable Trustee on or prior to a Regular Record Date, such Trustee will make such payments of interest commencing with the next succeeding Interest Payment Date by transfer of immediately available funds to an account at a bank in The City of New York (or another bank consented to by the Capital Corporation) designated by such holder, but only if such bank has the appropriate facilities therefor.

    All payments on Notes payable on the Maturity Date or upon earlier redemption or repayment of Certificated Notes will be made to the holder in immediately available funds upon surrender of the applicable Notes, at the corporate trust office of the relevant Trustee in The City of New York.

    Notes may be issued in the form of zero-coupon notes that will be offered at a discount from the principal amount thereof due on the Maturity Date of such Notes. There will be no periodic payments of interest on zero-coupon notes. In the event of an acceleration of the maturity of an Original Issue Discount Note, the amount payable to the holder of such Note upon such acceleration will be determined in accordance with the terms of the Note, but generally will be an amount less than the amount payable on the Maturity Date of the principal of such Note. In addition, a Note issued at a discount may, for federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon acceleration of the maturity of such Note. See "United States Taxation -- United States Persons -- Discount Notes".

    For a description of the rights attaching to Debt Securities under the applicable Indenture, see "Description of Debt Securities" in the accompanying prospectus. References to interest payments and interest-related information do not apply to zero-coupon notes.

INTEREST AND INTEREST RATES

    Each Note, other than an Original Issue Discount Note, will bear interest from its date of issue at the annual rate, or at a rate determined pursuant to an interest rate formula, stated in the applicable pricing supplement, until the principal thereof is paid or duly made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. Any interest other than at Maturity will be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding the relevant Interest Payment Date, subject to certain exceptions; PROVIDED, HOWEVER, if a Note is issued between a Regular Record Date and the Interest Payment Date pertaining thereto, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the holder on such Regular Record Date. Interest payable at Maturity will be paid to the person to whom the principal of the Note will be paid.

    All percentages resulting from any calculation in respect of the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 7.123455% (or 0.07123455) being rounded to 7.12346% (or 0.0712346) and 7.123454%
(or 0.07123454)  being rounded  to 7.12345%  (or 0.0712345)),  and all  currency amounts used in or resulting from any such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

    The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

FIXED RATE NOTES

    The "Interest Payment Dates" for Fixed Rate Notes will be on March 15 and September 15 of each year and the "Regular Record Dates" for Fixed Rate Notes will be the March 1 and September 1, respectively, immediately preceding an Interest Payment Date. Interest on Fixed Rate Notes will accrue from and including the date of issue or from and including the next preceding Interest Payment Date to which interest has been duly paid or provided for, as the case may be, to but excluding the relevant Interest Payment Date or date of Maturity, as the case may be. Any payment of principal of (or, premium, if any) or interest, if any, on a Fixed Rate Note required to be made on a day that is not a Business Day need not be made on such day, but will be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest will accrue as a result of such delayed payment. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

    AMORTIZING NOTES

    The Capital Corporation may from time to time offer Fixed Rate Notes (the "Amortizing Notes") that pay certain amounts in respect of both principal and interest over the life of such Fixed Rate Notes. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement.

FLOATING RATE NOTES

    The applicable pricing supplement will designate one or more of the following interest rate bases as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Prime Rate (a "Prime Rate Note"), (f) the Treasury Rate (a "Treasury Rate Note"), (g) the Constant Maturity Treasury Rate (a "CMT Rate Note") or (h) such other interest rate basis as is set forth in such pricing supplement.

    The interest rate on each Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the date of issue up to the first Interest Reset Date (as defined below), an interest rate established by the Capital Corporation as described in the applicable pricing supplement and (ii) in the case of each period commencing on an Interest Reset Date, an interest rate (the "Floating Interest Rate") equal to (a) the interest rate determined by reference to the specified interest rate basis plus or minus the Spread, if any,
(b) the interest rate calculated by reference to the specified interest rate basis multiplied by the Spread Multiplier, if any, or (c) the interest rate calculated by reference to the specified interest rate basis determined under such other formula or adjusted in such other manner as may be specified in the applicable pricing supplement. If the specified interest rate basis is determined by reference to a specified heading or caption, such reference shall include any successor heading or caption.

    The "Spread" is the number of basis points specified in the applicable pricing supplement as being applicable to a Floating Rate Note and the "Spread Multiplier" is the percentage specified in the applicable pricing supplement as being applicable to a Floating Rate Note. The specified interest rate basis will be based on the Index Maturity. The "Index Maturity" is the period to maturity of the instrument or obligation on which the interest rate formula is based. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period, as defined below, and (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any Interest Period.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually or at another interval, as specified in the applicable pricing supplement. The date or dates on which the interest rate will reset (each, an "Interest Reset Date") will be, in the case of Floating Rate Notes that reset (a) daily, each Business Day, (b) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes),
(c) monthly, the third Wednesday of each month, (d) quarterly, the third Wednesday of March, June, September and December of each year, (e) semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement and (f) annually, the third Wednesday of the month specified in the applicable pricing supplement. In the case of a Treasury Rate Note that resets weekly, the Interest Reset Date will be the Tuesday of each week except that if a Treasury auction falls on any Interest Reset Date for such Treasury Rate Note, then such Interest Reset Date will instead be the first Business Day immediately following such Treasury auction. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note will be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

    The "Interest Determination Date" pertaining to an Interest Reset Date for a CD Rate Note, a CMT Rate Note, a Commercial Paper Rate Note, a Federal Funds Rate Note and a Prime Rate Note will be the second Business Day preceding the Interest Reset Date; the "Interest Determination Date" pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date; and the "Interest Determination Date" pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

    Interest will be payable in the case of Floating Rate Notes that reset (a) daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement, (b) quarterly, the third Wednesday of March, June, September and December of each year, (c) semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement and (d) annually, the third Wednesday of the month specified in the applicable pricing supplement (each of the foregoing dates, an "Interest Payment Date"); and, in each case, on the date of Maturity. Unless otherwise specified in the applicable pricing supplement, each Regular Record Date for a Floating Rate Note will be the 15th day (whether or not a Business Day) next preceding each Interest Payment Date. If the date of Maturity of a Floating Rate Note falls on a day that is not a Business Day, the principal of (and, premium, if any) and interest required to be paid on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue as a result of such delayed payment. If any Interest Payment Date other than the date of Maturity for a Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day and interest will accrue for the period of such postponement, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

    Interest on Floating Rate Notes will accrue from and including the date of issue or from and including the next preceding Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or date of Maturity, as the case may be; PROVIDED, HOWEVER, that in the case of Floating Rate Notes on which the interest rate is reset daily or weekly, the interest payments will include, unless otherwise specified in the applicable pricing supplement, interest accrued only from but excluding the last Regular Record Date through which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Notes) through and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment on the date of Maturity will include interest accrued to but excluding such date. An "Interest Period" pertaining to a Note means a period of time during which interest accrues on such Note.

    Accrued interest with respect to a Floating Rate Note will be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

    The calculation agent (the "Calculation Agent") for purposes of determining the rate of interest payable on Floating Rate Notes will be The Chase Manhattan Bank for Senior Notes and The First National Bank of Chicago for Subordinated Notes. If the applicable Calculation Agent is unwilling or unable to so act, another institution will be selected by the Capital Corporation. Upon the request of the holder of a Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The "Calculation Date", where applicable, pertaining to any Interest Determination Date is the date by which the applicable interest rate is calculated and is the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be.

    The applicable pricing supplement will specify the particular terms of each Floating Rate Note, including, but not limited to, the interest rate basis and the Spread, Spread Multiplier or other formula, if any, the maximum or minimum interest rate limitation, if any, the Index Maturity, the initial interest rate, the Interest Payment Dates, the Regular Record Dates, the Maturity Date, redemption and repayment provisions, if any, and any other applicable terms with respect to such Note.

    CD RATE NOTES

    CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "CD Rate" means, with respect to any Interest Determination Date for a CD Rate Note, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the caption "CDs (secondary market)" or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published in the daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York ("Composite Quotations") under the caption "Certificates of Deposit". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the Agents) selected by the Calculation Agent (after consultation with the Capital Corporation) for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) having a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

    COMMERCIAL PAPER RATE NOTES

    Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "Commercial Paper Rate" means, with respect to any Interest Determination Date for a Commercial Paper Rate Note, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity designated in the applicable pricing supplement as published in H.15(519) under the caption "Commercial paper;" or, if such caption is no longer available, the rate published in H.15(519) for commercial paper placed for non-financial issuers whose bond rating is "AA" or the equivalent from a nationally recognized securities rating agency; or if not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity designated in the applicable pricing supplement as published in Composite Quotations under the caption "Commercial Paper". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Capital Corporation), for commercial paper having the Index Maturity designated in the applicable pricing supplement placed for a non-financial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    "Money Market Yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

                            D X 360
Money Market Yield =   -----------------   X 100
                         360 - (D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

    FEDERAL FUNDS RATE NOTES

    Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "Federal Funds Rate" means, with respect to any Interest Determination Date for a Federal Funds Rate Note, the rate on such date for federal funds as published in H.15(519) under the caption "Federal funds (effective)" or, if not so published by 3:30 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate on such Interest
Determination Date as published in Composite Quotations under the caption "Federal Funds/Effective Rate". If, by 3:30 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading dealers of federal funds transactions in The City of New York, which dealers have been selected by the Calculation Agent (after consultation with the Capital Corporation), as of 9:00 A.M., New York City time, on such Interest Determination Date; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will remain the interest rate in effect on such Interest Determination Date.

    LIBOR NOTES

    LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    LIBOR with respect to LIBOR Notes will be determined by the Calculation Agent in accordance with the following provisions under LIBOR-Reuters or under LIBOR-Telerate, as specified in the applicable pricing supplement:

        (i) If LIBOR-Reuters is specified in the applicable pricing supplement for a LIBOR Note as the method for determining LIBOR with respect to an Interest Determination Date for such LIBOR Note, LIBOR will be determined on the basis of the offered rates for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, which appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date. If at least two such offered rates appear on the Designated LIBOR Page, LIBOR for such Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear, LIBOR in respect of such Interest Determination Date will be determined as described in (iii) below.

        (ii) If LIBOR-Telerate is specified in the applicable pricing supplement for a LIBOR Note as the method for determining LIBOR or if no other method is specified in the applicable pricing supplement for a LIBOR Note as the method for determining LIBOR with respect to an Interest Determination Date for such LIBOR Note, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity designated in the applicable pricing supplement, commencing on the applicable Interest Reset Date, which appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date. If such rate does not appear on the Designated LIBOR Page, LIBOR for such Interest Determination Date will be determined as described in (iii) below.

       (iii) With respect to an Interest Determination Date, if LIBOR-Reuters is the applicable interest rate basis for determining LIBOR and fewer than two offered rates appear on the Designated LIBOR Page as specified in (i) above or if LIBOR-Telerate is the applicable interest rate basis for determining LIBOR and no rate appears on Designated LIBOR Page as specified in (ii) above, then LIBOR will be determined on the basis of the rate at which deposits in the Designated LIBOR Currency are offered by four major banks in the London interbank market, which banks have been selected by the
    Calculation Agent (after consultation with the Capital Corporation) (the "Reference Banks"), at approximately 11:00 A.M., London time, on such Interest Determination Date, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market having the Index Maturity designated in the applicable pricing supplement and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated LIBOR Currency) that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in the applicable Principal Financial Center selected by the Calculation Agent (after consultation with the Capital Corporation) at approximately 11:00 A.M., in the applicable Principal Financial Center, on such Interest Determination Date for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity designated in the applicable pricing supplement, commencing on the applicable Interest Reset Date, and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated LIBOR Currency) that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that, if the banks in the applicable Principal Financial Center selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    PRIME RATE NOTES

    Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "Prime Rate" means, with respect to any Interest Determination Date for a Prime Rate Note, the rate on such date as published in H.15(519) under the caption "Bank prime loan" or if not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen USPRIME1 Page" as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "Reuters Screen

USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (such term to include such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Capital Corporation). If fewer than four major money center banks provide such quotations, such Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date as furnished in The City of New York by the major money center banks that have provided quotations and by as many substitute banks or trust companies as necessary, which are organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Capital Corporation) to provide such rate or rates; PROVIDED, HOWEVER, that, if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    TREASURY RATE NOTES

    Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "Treasury Rate" means, with respect to any Interest Determination Date for a Treasury Rate Note, the rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for the auction of direct obligations of the United States ("Treasury bills") held on such Interest Determination Date having the Index Maturity designated in the applicable pricing supplement as published in H.15(519) under the caption "Treasury bills-Auction average" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate for the applicable Index Maturity on such Interest Determination Date displayed under the caption "Average Investment Yield" on the Dow Jones Telerate Service ("Telerate") on page 56 or 57 or any successor page or, if not so displayed, the auction average rate for such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable pricing supplement are not otherwise reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or displayed on Telerate or no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Capital Corporation), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date.

    CMT RATE NOTES

    CMT Rate Notes will bear interest at the interest rate (calculated with reference to the Constant Maturity Treasury Rate and the Spread, Spread Multiplier or other formula, if any) specified in the applicable pricing supplement.

    "CMT Rate" means, with respect to any Interest Determination Date for a CMT Rate Note, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055 or any successor page, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052 or any successor page, the rate for the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date will be the rate for the Designated CMT Maturity Index as published in H.15(519) under the caption "U.S. government securities/Treasury constant maturities." If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date will be the rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines (with the concurrence of the Capital Corporation) to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the interest rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, reported by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York, for the most recently issued direct noncallable fixed rate obligations of the United States ("U.S. Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity index minus one year. The three Reference Dealers will be determined by (i) the selection of five Reference Dealers by the Calculation Agent (after consultation with the Capital Corporation) and (ii) the elimination of the Reference Dealers providing the highest (or, in the event of equality, one of highest) and the lowest (or, in the event of equality, one of the lowest) quotations for such Interest Determination Date. If the Calculation Agent cannot obtain three such U.S. Treasury Note quotations, the interest rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, reported by three Reference Dealers in The City of New York, selected in the manner described above, for U.S. Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity index and in an amount of at least $100 million. If only three or four such Reference Dealers are quoting as described above, then the interest rate will be based on the arithmetic mean of the offer side prices so obtained from all such Reference Dealers, without eliminating the Reference Dealers providing the highest and the lowest of such quotes. If fewer than three such Reference Dealers are quoting as described above, then the interest rate will be the CMT Rate in effect on such Interest Determination Date. If two such U.S. Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury Note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable pricing supplement (or any other page as may replace such page on that service for the purpose of displaying treasury constant maturities as reported in H.15(519)). If no such page is so specified, the Designated CMT Telerate Page shall be 7052 for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no such maturity is so specified, the Designated CMT Maturity Index shall be 2 years.

    INVERSE FLOATING RATE NOTES

    Any Floating Rate Note may be designated in the applicable pricing supplement as an "Inverse Floating Rate Note", in which event the interest rate on such Floating Rate Note will be equal to (i) in the case of the period commencing on the date of issue up to the first Interest Reset Date, a fixed rate of interest established by the Capital Corporation as described in the applicable pricing supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the applicable pricing supplement minus the interest rate determined by reference to the Floating Interest Rate; PROVIDED, HOWEVER, that the interest rate thereon will not be less than zero.

FLOATING RATE/FIXED RATE NOTES

    The applicable pricing supplement may provide that a Note will be a Floating Rate Note for a portion of its term and a Fixed Rate Note for a portion of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each specified period, as shall be set out in such applicable pricing supplement.

CURRENCY INDEXED NOTES

    The Capital Corporation may from time to time offer Indexed Notes, the principal amount of which payable on the date of Maturity and/or the interest payable on each Interest Payment Date and on the date of Maturity will be determined by reference to the rate of exchange between the Specified Currency and the other Currency specified as the Indexed Currency in the applicable pricing supplement, or is determined in such other manner as may be specified in the applicable pricing supplement ("Currency Indexed Notes"). Subject to the limitations set forth under "Payment of Principal and Interest" below, holders of Currency Indexed Notes will be entitled to receive (i) a principal amount exceeding the amount designated as the face amount (the "Face Amount") of such Currency Indexed Note and/or an amount of interest at an interest rate exceeding the stated rate of interest, if, on the date of Maturity or the relevant Interest Payment Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Specified Currency, in the applicable pricing supplement (the "Base Exchange Rate"), or (ii) a principal amount less than the Face Amount of such Currency Indexed Note and/or an amount of interest at an interest rate less than the stated rate of interest if, on the date of Maturity or the relevant Interest Payment Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under "Payment of Principal and Interest". Information as to the relative historical value (which is not necessarily predictive of future value) of the applicable Specified Currency against the applicable Indexed Currency, any exchange controls applicable to such Specified Currency or Indexed Currency and certain tax consequences to holders will be set forth in the applicable pricing supplement. See "Foreign Currency Considerations" below.

    The term "Exchange Rate Day" means any day that is a Business Day in The City of New York and, if the Specified Currency or Indexed Currency is a Currency other than the U.S. dollar, in the principal financial center of the country of such Specified Currency or Indexed Currency.

    PAYMENT OF PRINCIPAL AND INTEREST

    Interest on a Currency Indexed Note, if indexed, will be payable and calculated in the manner set forth herein and in the applicable pricing supplement.

    Principal of a Currency Indexed Note, if indexed, will be payable in the Specified Currency on the date of Maturity in an amount equal to the Face Amount of the Currency Indexed Note, plus or minus an amount of the Specified Currency determined by the determination agent specified in the applicable pricing supplement (the "Determination Agent") by reference to the difference between the Base Exchange Rate and the rate at which the Specified Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (the "Determination Date") prior to the date of Maturity of such Currency Indexed Note by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Specified Currency) obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 A.M., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, in terms of the Specified Currency for settlement on the date of Maturity (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Specified Currency, is hereinafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Capital Corporation or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. The principal amount of the Currency Indexed Notes determined by the Determination Agent to be payable on the date of Maturity will be payable to the holders thereof in the manner set forth herein and in the applicable pricing supplement. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable pricing supplement or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York, selected by the Capital Corporation, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable on the date of Maturity thereof will be final and binding on the Capital Corporation and the holders of such Currency Indexed Notes.

    PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CURRENCY INDEXED NOTES. CURRENCY
INDEXED NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

OTHER INDEXED NOTES AND CERTAIN TERMS APPLICABLE TO ALL INDEXED NOTES

    The Capital Corporation may from time to time offer Indexed Notes, other than Currency Indexed Notes, the principal amount (or premium, if any) of which payable on the date of Maturity and/or the interest on which payable on each Interest Payment Date and at Maturity will be determined by reference to prices, changes in prices, or differences between prices, of securities, intangibles, goods, articles or commodities or by such other objective price, economic or other measures. The pricing supplement relating to such an Indexed Note will describe, as applicable, the method by which the amount of interest, premium and principal payable in respect of such Indexed Note will be determined, certain special tax consequences to holders of such Notes, certain risks associated with an investment in such Notes and other information relating to such Notes.

    For the purpose of determining whether holders of the requisite principal amount of Debt Securities outstanding under the applicable Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof. In the event of an acceleration of the maturity of an Indexed Note, the principal amount payable to the holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Maturity Date thereof, as if the date of acceleration were the Maturity Date.

    PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN INDEXED NOTES. INDEXED NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS, COMMODITY PRICES AND COMMODITY AND FINANCIAL OR NON-FINANCIAL INDICES.

    An investment in Indexed Notes entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate is indexed, the interest payable may be less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal (or premium, if any) is indexed, the amount of principal (or premium, if any) payable in respect thereof may be less than the original purchase price (when allowed pursuant to the terms thereof), including the possibility that no such interest will be paid. The secondary market for Indexed notes, as well as the market value of such Indexed Notes, will be affected by a number of factors independent of the creditworthiness of the Capital Corporation. The value of the applicable index will depend on a number of interrelated factors, including economic, financial and political events, over which the Capital Corporation has no control. Additionally, if the formula used to determine the amount of principal (or premium, if any) and interest payable contains a multiple or leverage factor, the effect of any change in the applicable index will be magnified. The historical experience of the relevant indices should not be taken as an indication of future performance of such indices. In recent years, values of certain indices have been highly volatile and such volatility may be expected to continue in the future. Past fluctuations in any particular index are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Notes. The credit ratings assigned to the Capital Corporation's medium-term note program are a reflection of the Capital Corporation's credit status and, in no way, are a reflection of a potential impact of the factors discussed above, or any other factors, on the market value of the Notes.

SUBSEQUENT INTEREST PERIODS

    The pricing supplement relating to each Note will indicate whether the Capital Corporation has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread, Spread Multiplier or other formula by which the interest rate basis is adjusted (collectively, the "Floating Rate Formula"), in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Floating Rate Formula, as the case may be, may be reset (each, an "Optional Reset Date"). If the Capital Corporation has such option with respect to any Note, the following procedures will apply.

    The Capital Corporation may exercise such option with respect to a Note by notifying the applicable Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the applicable Trustee will mail to the holder of such Note a notice (the "Reset Notice") setting forth (i) the election of the Capital Corporation to reset the interest rate, in the case of a Fixed Rate Note, or the Floating Rate Formula, in the case of a Floating Rate Note,
(ii) such new interest rate or such new Floating Rate Formula, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of such Note (each such period, a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

    Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Capital Corporation may, if provided in the applicable pricing supplement, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Floating Rate Formula, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Floating Rate Formula providing for higher interest rates, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the applicable Trustee to transmit notice of such higher interest rate or Floating Rate Formula, as the case may be, to the holder of such Note. Such notice will be irrevocable. All Notes with respect to which the interest rate or Floating Rate Formula is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or a Floating Rate Formula providing for higher interest rates, in the case of a Floating Rate Note.

    If the Capital Corporation elects to reset the interest rate of a Fixed Rate Note or the Floating Rate Formula of a Floating Rate Note, as described above, the holder of such Note may, if provided for in the applicable pricing supplement, have the option to elect repayment of such Note by the Capital Corporation on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the holder thereof must follow the procedures set forth below under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the applicable Trustee will be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to such Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

EXTENSION OF MATURITY

    The pricing supplement relating to each Note will indicate whether the Capital Corporation has the option to extend the Maturity Date of such Note for one or more periods (each an "Extension Period") up to, but not beyond, the date (the "Final Maturity Date") specified in such pricing supplement. If the Capital Corporation has such option with respect to any Note, the following procedures will apply.

    The Capital Corporation may exercise such option with respect to a Note by notifying the applicable Trustee of such exercise at least 45 but not more than 60 days prior to the Maturity Date of such Note in effect prior to the exercise of such option (the "Original Maturity Date"). No later than 40 days prior to the

Original Maturity Date, the applicable Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, setting forth (i) the election of the Capital Corporation to extend the Original Maturity Date of such Note, (ii) the new Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Floating Rate Formula applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur. Upon the transmittal by the applicable Trustee of an Extension Notice to the holder of a Note, the Original Maturity Date of such Note will be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Extension Notice.

    Notwithstanding the foregoing, not later than 20 days prior to the Original Maturity Date for a Note, the Capital Corporation may, if provided in the applicable pricing supplement, at its option, reset the interest rate, in the case of a Fixed Rate Note, or the Floating Rate Formula, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Floating Rate Formula providing for higher interest rates, in the case of a Floating Rate Note, for the Extension Period by causing the applicable Trustee to transmit notice of such higher interest rate or Floating Rate Formula, as the case may be, to the holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or a Floating Rate Formula providing for higher interest rates, in the case of a Floating Rate Note, for the Extension Period.

    If the Capital Corporation elects to extend the Original Maturity Date of a Note, the holder of such Note may, if provided in the applicable pricing supplement, have the option to elect repayment of such Note by the Capital Corporation on the Original Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repaid on the Original Maturity Date, the holder thereof must follow the procedures set forth below under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the applicable Trustee will be at least 25 but not more than 35 days prior to the Original Maturity Date and except that a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the applicable Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Maturity Date.

REDEMPTION

    The pricing supplement relating to each Note will indicate when such Note will be subject to redemption by the Capital Corporation and, if so, the initial redemption date applicable to such Note (the "Initial Redemption Date"). If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to the Maturity Date. On and after the Initial Redemption Date with respect to any Note, such Note will be redeemable at any time in whole or in part in increments of $1,000 (provided that any remaining principal amount of such Note will not be less than the minimum authorized denomination of such
Note) at the option of the Capital Corporation at a redemption price (the "Redemption Price") determined in accordance with the following paragraph, together with interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption.

    The Redemption Price for each Note subject to redemption shall be (i) in the case of Notes other than Original Issue Discount Notes, the unpaid principal amount of such Note or the portion thereof redeemed or (ii) in the case of Original Issue Discount Notes, an amount equal to the issue price of such Original Issue Discount Note plus accrued original issue discount to the date of redemption, minus any amounts considered as part of the stated redemption price at Maturity of such Note previously paid, in either case multiplied by a certain percentage not less than 100%, which will initially be the percentage (the "Initial Redemption Percentage") specified in the applicable pricing supplement and which will decline at each anniversary of the Initial Redemption Date with respect to such Note by a percentage (the "Annual Redemption Percentage Reduction"), if any, of the principal amount (or, in the case of Original Issue Discount Notes, such lesser amount as specified above) to be redeemed until the Redemption Price is 100% of such amount. The Initial Redemption Percentage and any Annual Redemption Percentage Reduction with respect to each Note subject to redemption prior to the Maturity Date will be fixed at the time of sale and specified in the applicable pricing supplement.

    The Notes will not be subject to any sinking fund.

REPAYMENT AND REPURCHASE

    The pricing supplement relating to each Note will indicate when such Note will be subject to repayment at the option of the holders thereof and, if so, the terms of such repayment option and the optional repayment dates applicable to such Note (the "Optional Repayment Dates"). If no Optional Repayment Date is specified with respect to a Note, such Note will not be repayable at the option of the holder prior to the Maturity Date. On any Optional Repayment Date with respect to any Note, such Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount of such Note will not be less than the minimum authorized denomination of such Note) at the option of the holder thereof at a repayment price specified in the applicable pricing supplement together with interest accrued thereon to the date of repayment.

    In order for a Note to be repaid at the option of the holder, the applicable Trustee must receive the Note, at least 30 days but not more than 45 days prior to the repayment date, with the section entitled "Option to Elect Repayment" on the reverse of the Note duly completed.

    With respect to a Global Note, the Depository's nominee that is the registered holder of such Global Note will be the only entity that can exercise a right to repayment. In order to ensure the timely exercise of a right to repayment, the owner of a beneficial interest in a Global Note must instruct the broker or other direct or indirect participant through which it owns its interest in such Global Note to notify the Depository of its desire to exercise such right. Each beneficial owner should consult the broker or other direct or indirect participant through which it owns its interest in a Global Note in order to ascertain the deadline by which such an instruction must be given in order for timely notice to be delivered by the applicable broker or participant to the Depository.

    The Capital Corporation may purchase Notes at any price in the open market or otherwise. Notes so purchased by the Capital Corporation may, at the discretion of the Capital Corporation, be held, resold or surrendered to the applicable Trustee for cancellation.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

    The principal of (and premium, if any) and interest, if any, on Foreign Currency Notes will be paid in U.S. dollars (converted from such Specified Currency in the manner described in the next paragraph) unless such holder elects to be paid in such Specified Currency.

    The amount of U.S. dollar payments to be received by a holder of a Foreign Currency Note will be based on the bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date by the Exchange Rate Agent for the purchase by the Exchange Rate Agent of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the Exchange Rate Agent commits to execute a contract. If such bid quotation is not available, payments will be made in the Specified Currency.

    A holder of Foreign Currency Notes may elect to receive payment of principal of (and premium, if any) and interest, if any, on the Foreign Currency Notes in the Specified Currency (subject to certain conditions, see "Foreign Currency Considerations -- Payment Currency" below) by transmitting a written request for such payment in the case of the Senior Notes, to the corporate trust office of the Trustee in The City of New York and, in the case of the Subordinated Notes, to the corporate trust office of the Trustee in the City of Chicago or an office or agency of the Trustee in The City of New York on or prior to the Regular Record Date or at least 16 days prior to the date of Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all principal (and premium, if any) and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the applicable Trustee, but written notice of any such revocation must be received by such Trustee on or prior to the Regular Record Date or at least 16 days prior to the date of Maturity, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

    All currency exchange costs will be borne by the Capital Corporation unless a holder of a Note has made the election to receive payments in the Specified Currency referred to in the preceding paragraph. In that case, such holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such holder.

    Principal of (and premium, if any) and interest, if any, on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified above for Notes denominated in U.S. dollars. Interest on Foreign Currency Notes paid in the Specified Currency, other than interest payable at Maturity, will be paid by the applicable Trustee on the relevant Interest Payment Date to the holders thereof by transfer of immediately available funds to an account at a bank designated by such holders, but only if such bank has the appropriate facilities therefor. Unless otherwise specified in the applicable pricing supplement, the principal of (and premium, if any) on Foreign Currency Notes paid in the Specified Currency, together with interest accrued and unpaid thereon, due at Maturity will be paid in immediately available funds upon surrender of such Notes in the case of the Senior Notes, at the corporate trust office of the Trustee in The City of New York. and, in the case of the Subordinated Notes, at the corporate trust office of the Trustee in the City of Chicago or an office or agency of the Trustee in The City of New York.

    The pricing supplement relating to a Note denominated or payable in a Specified Currency other than U.S. dollars will set forth specific information relating to such Specified Currency, including a description of such Currency, historical exchange rates and any exchange controls relating thereto and, in the case of a composite Currency, a description of provisions for payment in the event such composite Currency is no longer used for the purposes for which it was established. See "Foreign Currency Considerations" below.

PAYMENT FOR NOTES

    Purchasers are required to pay for Notes in the Specified Currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and VICE VERSA and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Currency other than U.S. dollars, the Agent soliciting the offer to purchase may arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such request must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as is determined by the Agent that presents such offer to the Capital Corporation. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchasers of the Notes.

GOVERNING LAW AND JUDGMENTS

    The Indentures and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. An action based upon an obligation payable in a currency other than U.S. dollars can be brought in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear, whether in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or such other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree. In such cases, holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of judgment is calculated and the time the Specified Currency was converted into U.S. dollars and paid to such holders.

                        FOREIGN CURRENCY CONSIDERATIONS

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Foreign Currency Notes and Currency Indexed Notes entails significant risks that are not associated with investments in debt instruments denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the Specified Currency or Indexed Currency and the rate of exchange between the Specified Currency in which a Currency Indexed Note is denominated and the Indexed Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments, which risks generally depend on economic and political events over which the Capital Corporation has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and such volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note or Currency Indexed Note. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent yield of Foreign Currency Notes or Currency Indexed Notes, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Notes and, generally, in the U.S. dollar-equivalent market value of such Notes. The currency risks with respect to Foreign Currency Notes or Currency Indexed Notes may be further described in the applicable pricing supplement.

    Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country's central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, a special risk in purchasing Foreign Currency Notes or Currency Indexed Notes is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Foreign Currency Notes or Currency Indexed Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable Currency.

    Notes denominated in a Specified Currency other than U.S. dollars will not be sold in, or to residents of, the country of such Specified Currency in which such Notes are denominated. The information set forth in this prospectus supplement is directed to prospective purchasers who are residents of the United States and is not directed at persons who are residents of countries other than the United States. Persons who are not residents of the United States should consult their own legal advisors with regard to such matters.

    It is presently anticipated that, on January 1, 1999, the European Union will commence a new stage of economic and monetary union for those member states that satisfy the convergence criteria set forth in the Treaty on European Union. Part of this stage is the introduction of a single currency (the "Euro"), which will be legal tender in such member states in substitution for the national currencies of the member states that adopt the Euro. It is anticipated that the Council of European Union and the member states will adopt regulations providing specific rules for the introduction of the Euro. Investors in Foreign Currency Notes should recognize that, if the Euro is adopted, it will replace the national currencies of those member states. The Company cannot predict when or if the Euro will be adopted or what effect the adoption of the Euro might have on any Foreign Currency Note denominated in the currency of any member state.

    AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

PAYMENT CURRENCY

    Except as set forth below, if an applicable Specified Currency other than U.S. dollars is not available for the payment of principal (or premium, if any) or interest, if any, with respect to Foreign Currency Notes or Currency Indexed Notes, as the case may be, due to the imposition of exchange controls or other circumstances beyond the control of the Capital Corporation, or is no longer used by the government of the country issuing such Currency or for the settlement of transactions by public institutions of or within the international banking community, the Capital Corporation will be entitled to satisfy its obligations to holders of such Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable pricing supplement. The "Market Exchange Rate" will be the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York.

    All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Capital Corporation) and, in the absence of manifest error, will be conclusive for all purposes and binding on holders of the Foreign Currency Notes and Currency Indexed Notes, as the case may be, and the Exchange Rate Agent will have no liability therefor.

    Any payment made in U.S. dollars under the circumstances described above where the required payment is in a Currency other than U.S. dollars will not constitute a default under either Indenture.

                             UNITED STATES TAXATION

    In the opinion of Shearman & Sterling, special tax counsel to the Capital Corporation, the following summary accurately describes the material United States federal income tax consequences of the purchase, ownership, and disposition of a Note. Such opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This summary provides general information only and does not purport to address all of the federal income tax consequences that may be applicable to a holder of a Note. It does not address all of the tax consequences that may be relevant to certain types of holders subject to special treatment under the federal income tax law, such as individual retirement and other tax-deferred accounts, dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding Notes as a hedge or hedged against currency risk, as a position in a straddle for tax purposes, as part of a "synthetic security" or other integrated investment comprised of a Note and one or more other investments or United States persons (as defined below) whose functional currency is other than the U.S. dollar. It also does not discuss the tax consequences to subsequent purchasers of Notes and is limited to investors who hold Notes as a capital asset. The federal income tax consequences of purchasing, holding or disposing of a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable pricing supplement. The federal income tax consequences of purchasing, holding or disposing of certain Floating Rate Notes, Foreign Currency Notes (other than Single Foreign Currency Notes, as defined below), Amortizing Notes, Floating Rate/Fixed Rate Notes, Inverse Floating Rate Notes, Currency Indexed Notes or any other Indexed Notes and exchangeable or convertible Debt Securities will be set out in the applicable pricing supplement. Persons considering the purchase of Notes and making any election under the Code or the Treasury Regulations with respect to such Notes should consult their own tax advisors concerning the application of the United States federal income tax law to their particular situations as well as any tax consequences arising under the law of any state, local or foreign tax jurisdiction.

    "Single Foreign Currency Note" shall mean a Note on which all payments a holder is entitled to receive are denominated in or determined by reference to the value of a single Foreign Currency. "Foreign Currency" shall mean a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

UNITED STATES PERSONS

    For purposes of the following discussion, "United States person" means an individual who is a citizen or resident of the United States, an estate or trust subject to United States federal income taxation without regard to the the source of its income, or a corporation, partnership or other entity created or organized in or under the law of the United States or any state or the District of Columbia. The following discussion pertains only to a holder of a Note who is a beneficial owner of such Note and who is a "United States person".

    PAYMENTS OF INTEREST ON NOTES THAT ARE NOT DISCOUNT NOTES

    Except as discussed below under "Discount Notes" and "Short-Term Notes", payments of interest on a Note will be taxable to a holder as ordinary interest income at the time it is accrued or received in accordance with the holder's method of tax accounting. If the payment is denominated in or determined with reference to a single Foreign Currency, the amount required to be included in income by a cash basis holder will be the U.S. dollar value of the amount paid (determined on the basis of the "spot rate" on the date such payment is received) regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment.

    Except in the case of a Spot Rate Convention Election (as defined below), a holder of a Single Foreign Currency Note who is required to accrue interest income prior to receipt will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest has accrued. The average rate of exchange for an interest accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). Upon receipt of an interest payment, such holder will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the Foreign Currency received (determined on the basis of the "spot rate" on the date such payment is received) or, in the case of interest received in U.S. dollars rather than in Foreign Currency, the amount so received and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Internal Revenue Service (the "Service").

    A holder may elect (a "Spot Rate Convention Election") to translate accrued interest into U.S. dollars at the "spot rate" on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, at the "spot rate" on the last day of the taxable year. Additionally, if a payment of interest is received within five business days of the last day of the accrual period, an electing holder may instead translate such accrued interest into U.S. dollars at the "spot rate" on the day of receipt.

    For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the Service has the authority to determine the spot rate.

    PURCHASE, SALE, EXCHANGE OR RETIREMENT OF NOTES

    A holder's tax basis in a Note generally will be the U.S. dollar cost of the Note to such holder (which in the case of a Note purchased with Foreign Currency will be determined by translating the purchase price at the spot rate on the date of purchase), increased by any original issue discount, market discount or acquisition discount (all as defined below) previously included in the holder's gross income (as described below), and reduced by any amortized premium (as described below) and any principal payments and payments of stated interest that are not payments of qualified stated interest (as defined below).

    Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (or the U.S. dollar value at the spot rate on the date of the sale, exchange or retirement of the amount realized in Foreign Currency), except to the extent such amount is attributable to accrued interest, and the holder's tax basis in the Note. Except with respect to (i) gains or losses attributable to changes in exchange rates (as described in the next paragraph), (ii) gain attributable to market discount (as described below) and
(iii) gain on the disposition of
a Short-Term Note (as described below), gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

    Gain or loss recognized by a holder on the sale, exchange or retirement of a Single Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Service. Gain or loss attributable to changes in exchange rates is recognized on the sale, exchange or retirement of a Single Foreign Currency Note only to the extent of the total gain or loss recognized on such sale, exchange or retirement.

    EXCHANGE OF FOREIGN CURRENCY

    A holder's tax basis in Foreign Currency purchased by the holder generally will be the U.S. dollar value thereof at the spot rate on the date such Foreign Currency is purchased. A holder's tax basis in Foreign Currency received as interest on, or on the sale, exchange or retirement of, a Single Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time such Foreign Currency is received. The amount of gain or loss recognized by a holder on a sale, exchange or other disposition of Foreign Currency will be equal to the difference between (i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of the Foreign Currency, or the fair market value in U.S. dollars of the property received by the holder in the sale, exchange or other disposition, and (ii) the holder's tax basis in the Foreign Currency.

    Accordingly, a holder that purchases a Note with Foreign Currency will recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in the Foreign Currency and the U.S. dollar value at the spot rate of the Foreign Currency on the date of purchase. Generally, any such gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Service.

    SUBSEQUENT INTEREST PERIODS AND EXTENSION OF MATURITY

    If so specified in the pricing supplement relating to a Note, the Capital Corporation may have the option (a) to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread, the Spread Multiplier or other formula by which the interest rate basis is adjusted, in the case of a Floating Rate Note, and/or (b) to extend the Maturity of such Note. See "Description of Notes -- Subsequent Interest Periods" and "Description of Notes -- Extension of Maturity". The treatment of a holder of Notes with respect to which such an option has been exercised who does not elect to have the Capital Corporation repay such Notes on the applicable Optional Reset Date or Original Maturity Date will depend on the terms established for such Notes by the Capital Corporation pursuant to the exercise of such option (the "revised terms"). Depending on the particular circumstances, such holder may be treated as having surrendered such Notes for new Notes with the revised terms in either a taxable exchange or a recapitalization qualifying for nonrecognition of gain or loss.

    DISCOUNT NOTES

    The following summary is a general description of U.S. federal income tax consequences to holders of Notes issued with original issue discount ("Discount Notes") and is based on the provisions of the Code as in effect on the date hereof and on certain Treasury Regulations promulgated thereunder relating to original issue discount (the "OID Regulations").

    For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of each Discount Note over its issue price, if such excess is greater than or equal to a DE MINIMIS amount (generally 1/4 of 1% of the Discount Note's stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of an issue of Discount Notes that are issued for cash will be equal to the first price at which a substantial amount of such Notes are sold to the public. The stated redemption price at maturity of a Discount Note is the sum of all payments provided by the Discount Note other than payments of "qualified stated interest". Under the OID Regulations, "qualified stated interest" includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or at current values of (i) a single qualified floating rate, or (ii) a single objective rate. A "qualified floating rate" is any floating rate where variations in such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds (E.G., LIBOR). An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Except as described below with respect to Short-Term Notes, a holder of a Discount Note will be required to include original issue discount in taxable income as it accrues before the receipt of cash attributable to such income, regardless of such holder's method of accounting for tax purposes.

    Special rules may apply to debt instruments with contingent interest or with other variable interest rates that are subject to interest rate caps, floors or certain other interest rate adjustment features.

    The amount of original issue discount includible in taxable income by the initial holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which such holder held such Note ("accrued original issue discount"). Generally, the daily portion of the original issue discount is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the "accrual periods" for a Discount Note may be selected by each holder, may be of any length, and may vary in length over the term of a Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the excess (if any) of (a) the product of a Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such accrual period) over (b) the amount of qualified stated interest, if any, payable on such Discount Note and allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period generally is the sum of the issue price of a Discount Note plus the accrued original issue discount allocable for all prior accrual periods reduced by any prior payment on the Discount Note other than a payment of qualified stated interest. Under these rules, a holder of a Discount Note generally will have to include in taxable income increasingly greater amounts of original issue discount in successive accrual periods.

    Original issue discount on a Discount Note that is also a Single Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, including the application of a Spot Rate Convention Election. See "Payments of Interest on Notes that are not Discount Notes". Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of a Discount Note), a holder will recognize exchange gain or loss to the extent of the difference between such holder's basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in administrative pronouncements of the Service. For this purpose, all payments on a Note will be viewed first as the payment of qualified stated interest (determined under the original issue discount rules), second as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the payment of principal.

    If a holder's tax basis in a Discount Note immediately after purchase exceeds the adjusted issue price of the Discount Note (the amount of such excess is considered "acquisition premium") but is not greater than the stated redemption price at maturity of such Discount Note, the amount includible in income in each taxable year as original issue discount is reduced (but not below zero) by that portion of the excess properly allocable to such year.

    If a holder purchases a Discount Note for an amount in excess of the stated redemption price at maturity, the holder does not include any original issue discount in income and generally may be subject to the "bond premium" rules discussed below. See "Amortizable Bond Premium". If a holder has a tax basis in a Discount Note that is less than the adjusted issue price of such Discount Note, the difference may be subject to the market discount provisions discussed below. See "Market Discount".

    Under the OID Regulations, a holder of a Note may elect to include in gross income all interest that accrues on such Note using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to elections made with respect to Notes issued with amortizable bond premium or market discount. Once made with respect to a Note, the election cannot be revoked without the consent of the Service. A holder considering an election under these rules should consult a tax advisor.

    MARKET DISCOUNT

    If a holder purchases a Note (other than a Discount Note) for an amount that is less than its issue price or, in the case of a subsequent purchaser, its stated redemption price at maturity, or purchases a Discount Note for less than its "revised issue price" (as defined under the Code) as of the purchase date, the amount of the difference will be treated as "market discount" unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules of the Code, a holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute fixed periodic interest) on, or any gain realized on the sale, exchange or retirement of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, a holder who purchases a Note with market discount may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction.

    Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a Note, unless the holder elects to accrue market discount under the rules applicable to original issue discount. A holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the deferral of interest deductions will not apply.

    With respect to a Single Foreign Currency Note, market discount is determined in the applicable Foreign Currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average rate of exchange for the period or periods during which it accrued. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a Single Foreign Currency Note received by a holder on the accrual basis. See "Payments of Interest on Notes that are not Discount Notes".

    AMORTIZABLE BOND PREMIUM

    Generally, if a holder's tax basis in a Note held as a capital asset exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method over the period from his acquisition date to the Note's maturity date. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date. Special rules apply with respect to Single Foreign Currency Notes.

    SHORT-TERM NOTES

    In general, an individual or other cash method holder of a Note that matures one year or less from the date of its issuance (a "Short-Term Note") is not required to accrue original issue discount on such Note unless it has elected to do so. Holders who report income for federal income tax purposes under the accrual method, however, and certain other holders, including banks, dealers in securities and electing holders, are required to accrue original issue discount (unless the holder elects to accrue "acquisition discount" in lieu of original issue discount) on such Note. "Acquisition discount" is the excess of the remaining stated redemption price at maturity of the Short-Term Note over the holder's tax basis in the Short-Term Note at the time of the acquisition. In the case of a holder who is not required and does not elect to accrue original issue discount on a Short-Term Note, any gain realized on the sale, exchange or retirement of such Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of sale, exchange or retirement. Such a holder will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless an election is made to use the constant yield method (based on daily compounding).

    In the case of a Short-Term Note that is also a Single Foreign Currency Note, the amount of original issue discount or acquisition discount subject to current accrual and the amount of any exchange gain or loss on a sale, exchange or retirement are determined under the same rules that apply to accrued interest on a Single Foreign Currency Note held by a holder on the accrual basis. See "Payments of Interest on Notes that are not Discount Notes".

    The market discount rules will not apply to a Short-Term Note having market discount.

NON-UNITED STATES PERSONS

    Subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest (including original issue discount) by the Capital Corporation or its agent (in its capacity as such) to any holder who is a beneficial owner of a Note but is not a United States person will not be subject to United States federal withholding tax provided, in the case of premium, if any, and interest (including original issue discount) that (i) such holder does not actually or constructively own 10% of more of the total combined voting power of all classes of stock of the Capital Corporation entitled to vote, (ii) such holder is not a controlled foreign corporation for United States tax purposes that is related to the Capital Corporation through stock ownership, and (iii) either (A) the beneficial owner of the Note certifies to the Capital Corporation or its agent, under penalties of perjury, that he is not a United States person and provides his name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") certifies to the Capital Corporation or its agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner. Recently proposed Treasury Regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (iii)(A) and (B) above. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or that if and when adopted they will include similar certification provisions.

    If a holder of a Note who is not a United States person is engaged in a trade or business in the United States and premium, if any, or interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from United States withholding tax as discussed in the preceding paragraph (or by reason of the delivery of a properly completed Form 4224), will be subject to United States federal income tax on such premium, if any, and interest (including original issue discount) in the same manner as if it were a United States person.

    Subject to the discussion of "backup" withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by a holder who is not a United States person will not be subject to United States federal income or withholding taxes unless (i) such gain is effectively connected with a United States trade or business of the holder, or (ii) in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

    Notes held by an individual who is neither a citizen nor a resident of the United States for United States federal income tax purposes at the time of such individual's death will not be subject to United States federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a United States trade or business of such individual and that such individual qualified for the exemption from United States federal withholding tax (without regard to the certification requirements) that is described above.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    The "backup" withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a Note and to certain payments of proceeds of the sale or retirement of a Note. The Capital Corporation, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

    Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Capital Corporation or any agent thereof (in its capacity as such) to a holder of a Note who has provided the required certification under penalties of perjury that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-United States Persons" or has otherwise established an exemption (provided that neither the Capital Corporation nor such agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied).

    Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    The Notes are offered on a continuing basis by the Capital Corporation through the Agents, who have agreed to use their best efforts to solicit purchases of the Notes. The Capital Corporation may also sell Notes directly to investors on its own behalf or to an Agent as principal. Unless otherwise agreed by the Capital Corporation and the Agents, the Capital Corporation will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of such Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes through it as Agent in whole or in part. The Capital Corporation will pay each Agent a commission, in the form of a discount or otherwise, ranging from .125% to .675% of the price to the public of any Senior Notes sold through such Agent, depending on the maturity of such Senior Notes. The schedule of commissions payable in connection with sales of Senior Notes will also apply to sales of Subordinated Notes unless otherwise agreed to by the Capital Corporation and the Agents.

    In addition, the Agents may offer the Notes they have purchased as principal to other brokers or dealers. The Agents may sell Notes to any broker or dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any broker or dealer will not be in excess of 66 2/3% of the discount to be received by such Agent from the Capital
Corporation. Unless otherwise indicated in the applicable pricing supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and rank, and may be resold by such Agent to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by such Agent or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the concession and the reallowance may be changed.

    Payment of the purchase price of the Notes acquired through the Agents acting as agents is required to be made in funds immediately available in The City of New York.

    The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Capital Corporation has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act. The Agents may engage in other transactions with, or perform other services for, the Capital Corporation in the ordinary course of business.

    The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The Capital Corporation has been advised that the Agents may from time to time make a market in the Notes, but the Agents are not obligated to do so and may discontinue such market-making at any time without notice. Further, each of the Agents may from time to time purchase and sell Notes in the secondary market, but is not obligated to do so. No assurance can be given as to the liquidity of any trading market for the Notes.

    Any secondary market for Notes will be affected by a number of factors independent of the creditworthiness of the Capital Corporation and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable investors to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risks that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

    In connection with an offering of Notes purchased by one or more Agents as principal on a fixed-price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of such Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. If the Agent or Agents creates or create, as the case may be, a short position in such Notes (i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement), such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

    Neither the Capital Corporation nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Capital Corporation nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

    In addition to the offerings of Notes described herein, Debt Securities having terms substantially similar to the terms of the Notes offered hereby (but constituting a separate series of Debt Securities for purposes of the applicable Indenture) may be offered outside the United States by the Capital Corporation on a continuing basis, concurrently with the offering of the Notes hereby. The Capital Corporation may also sell Notes, other Debt Securities or Warrants to Purchase Debt Securities pursuant to another prospectus supplement to the accompanying prospectus. Any such sales will reduce the principal amount of Notes that may be offered by this prospectus supplement and the accompanying prospectus.

                   SUBJECT TO COMPLETION, DATED MAY 30, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                         JOHN DEERE CAPITAL CORPORATION

                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

    John Deere Capital Corporation (the "Capital Corporation") may offer from time to time under this prospectus, together or separately, (i) its unsecured debt securities (the "Debt Securities") which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") and (ii) warrants to purchase Debt Securities (the "Debt Warrants"), all on terms to be determined at the time of the offering.

    The Debt Securities or Debt Warrants, or a combination thereof, proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement are referred to as the "Offered Securities", and the Offered Securities, together with any Debt Securities issuable upon exercise of Debt Warrants, are referred to as the "Securities". Securities with an aggregate initial offering price of up to $2,313,850,000 (or the equivalent thereof if any of the Securities are denominated in a currency, currency unit or composite currency ("Currency") other than the U.S. dollar) may be issued under this prospectus. The specific terms of each series or issue of Securities will be set forth in a prospectus supplement and, if applicable, a pricing supplement.

    The Capital Corporation may sell Offered Securities to or through underwriters, dealers or agents, and also may sell Offered Securities directly to other purchasers. See "Plan of Distribution". No Offered Securities may be sold without delivery of a prospectus supplement describing such Offered Securities and the method and terms of offering thereof.

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
    AND  EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION   NOR
       HAS  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY STATE
           SECURITIES COMMISSION  PASSED  UPON  THE  ACCURACY  OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is        , 1997.

                             AVAILABLE INFORMATION

    John Deere Capital Corporation must comply with the Securities Exchange Act of 1934. Accordingly, the Capital Corporation files annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 W. Madison Street, Chicago, Illinois 60606; and Seven World Trade Center, New York, New York 10048; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Capital Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Capital Corporation, that file electronically with the Commission.

    UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS SUPPLEMENT AND PROSPECTUS FROM THE CAPITAL CORPORATION OR ANY UNDERWRITER, DEALER OR AGENT OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS, THE CAPITAL CORPORATION OR ANY UNDERWRITER, DEALER OR AGENT WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, TO SUCH INVESTOR A PAPER COPY OF THE PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) AND PROSPECTUS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Capital Corporation with the Commission are incorporated in this prospectus by reference: (i) annual report on Form 10-K for the fiscal year ended October 31, 1996, (ii) quarterly reports on Form 10-Q for the quarter ended January 31, 1997, and April 30, 1997, and (iii) current reports on Form 8-K dated November 26, 1996, February 11, 1997 and May 13, 1997.

    All  documents  subsequently filed  by the  Capital Corporation  pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of any offering of the Offered Securities shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    The Capital Corporation will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Such written or oral request should be directed to John Deere Capital Corporation, 1 East First Street, Suite 600, Reno, Nevada 89501, Attention:
Manager (702/786-5527).

                                  THE COMPANY

    The principal business of the Capital Corporation and its subsidiaries (collectively called the "Company") is providing and administering financing for retail purchases of new and used equipment manufactured by Deere & Company's agricultural, construction and commercial and consumer equipment divisions. The Company purchases retail installment sales and loan contracts (retail notes) from Deere & Company and its wholly-owned subsidiaries (collectively called "John Deere"). These retail notes are acquired by John Deere through independent John Deere retail dealers. The Company also purchases and finances certain agricultural, construction and lawn and grounds care retail notes unrelated to John Deere. In addition, the Company purchases and finances recreational product retail notes acquired from independent dealers and marine product mortgage service companies. The Company also leases equipment to retail customers, finances and services revolving charge accounts acquired from and offered through merchants in the agricultural, lawn and grounds care and recreational product retail markets, and provides wholesale financing for inventories of recreational vehicles, manufactured housing units, yachts, John Deere engines, John Deere construction equipment and the Sabre by John Deere line of equipment owned by dealers of those products.

    The Company's operations are categorized into four primary divisions:

        The AGRICULTURAL DIVISION provides agricultural markets financing through products such as agricultural equipment installment contracts and leases, Farm Plan-TM- (a revolving charge product) and farmer operating loans.

        The COMMERCIAL DIVISION provides industrial and construction equipment financing through products such as installment loans and construction equipment leases. In addition, the division provides wholesale financing of recreational vehicles, manufactured housing units and other commercial equipment.

        The CONSUMER DIVISION provides consumer and recreational product equipment financing through products such as installment loans, John Deere Credit Revolving Plan (a revolving charge product), Preferred Resource-TM- (an unsecured lending product), and leases of lawn and grounds care equipment. In addition, the Consumer Division provides wholesale financing for yachts.

        The INTERNATIONAL DIVISION provides financing products to the Company's developing international markets through its subsidiaries such as Arrendadora John Deere, S.A. de C.V., which offers leasing products on new John Deere agricultural and industrial equipment purchased from John Deere dealer organizations located in Mexico. In addition, in October 1996, the Company formed a joint venture company, John Deere Credit Limited, which will enable the Company to participate in offering equipment financing products within the United Kingdom.

    A substantial part of the retail sales and leases of John Deere products is financed by financial institutions outside of the John Deere organization.

    John Deere Credit Company, a wholly-owned finance holding subsidiary of Deere & Company, is the parent of the Capital Corporation.

    John Deere's operations are categorized into six business segments:

        John Deere's worldwide AGRICULTURAL EQUIPMENT segment manufactures and distributes a full line of farm equipment--including tractors; tillage, soil preparation, seeding and harvesting machinery; sprayers; hay and forage equipment and integrated precision farming technology.

        John Deere's worldwide CONSTRUCTION EQUIPMENT segment, formerly the industrial equipment segment, manufactures and distributes a broad range of machines used in construction, earthmoving and forestry--including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; scrapers; motor graders; log skidders; and forestry harvesters. This segment also includes the manufacture and distribution of engines and drivetrain components for the original equipment manufacturer (OEM) market.

        John Deere's worldwide COMMERCIAL AND CONSUMER EQUIPMENT segment, formerly the lawn and grounds care equipment segment, manufactures and distributes equipment for commercial and residential uses--including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; snowblowers; hand-held products such as chain saws, string trimmers and leaf blowers; skid-steer loaders; utility transport vehicles; and other outdoor power products.

        The products produced by the equipment segments are marketed primarily through independent retail dealer networks and other retail outlets.

        The CREDIT segment includes the operations of the Company, John Deere Credit Company, and John Deere Credit Inc., which primarily purchases and finances retail notes from John Deere's equipment sales branches in Canada, as well as recreational vehicle and marine product and construction and transportation equipment notes from independent dealers.

        The INSURANCE segment issues policies in the United States primarily for: general and specialized lines of commercial property and casualty insurance; group accident and health insurance for employees of participating John Deere dealers; and disability insurance for employees of John Deere.

        The HEALTH CARE segment provides health management programs and related administrative services in the United States to commercial clients and John Deere.

    The Capital Corporation's executive offices are located at 1 East First Street, Suite 600, Reno, Nevada 89501. Its telephone number is 702/786-5527.

                                USE OF PROCEEDS

    Except as may be described otherwise in a prospectus supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Company and will be used for working capital and other general corporate purposes, and will be available for, among other things, the purchase of receivables. Such proceeds may be applied initially to the reduction of short-term indebtedness.

                             PROSPECTUS SUPPLEMENTS

    Information about the Securities will be disclosed in this prospectus, a prospectus supplement and pricing supplements. The supplements may also add, delete or change information contained in this prospectus. The term "prospectus supplement" as used herein includes pricing supplements relating to the particular Securities. Since the specific terms of the Securities are made at the time of pricing, investors should rely on the information in the prospectus supplement over different information in this prospectus.

                         DESCRIPTION OF DEBT SECURITIES

    The Capital Corporation may issue (either separately or together with other Offered Securities) its Debt Securities from time to time. The Senior Securities will be issued under an Indenture dated as of June 15, 1995, as supplemented from time to time (the "Senior Indenture"), between the Capital Corporation and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)), Trustee (the "Senior Trustee"), and the Subordinated
Securities will be issued under an Indenture dated as of June 15, 1995, as supplemented from time to time (the "Subordinated Indenture"), between the Capital Corporation and The First National Bank of Chicago, Trustee (the "Subordinated Trustee"). The term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the registration statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indentures, including the definitions of certain terms therein. Parenthetical references below are to the Indentures or to the TIA, as applicable.

PROVISIONS APPLICABLE TO BOTH THE SENIOR AND SUBORDINATED INDENTURES

    GENERAL

    The Debt Securities will be unsecured obligations of the Capital Corporation. The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Capital Corporation. The Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Capital Corporation as described under "-- Subordinated Indenture Provisions -- Subordination".

    Each Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and the accompanying prospectus supplement ("Offered Debt Securities") and any Debt Securities issuable upon the exercise of Debt Warrants ("Underlying Debt Securities"), as well as other unsecured debt securities of the Capital Corporation, may be issued under such Indenture in one or more series, in each case as authorized from time to time by the Capital
Corporation. The particular terms of the Offered Debt Securities and any Underlying Debt Securities and any modifications of or additions to the general terms of the Debt Securities as described herein that may be applicable in the case of the Offered Debt Securities or Underlying Debt Securities are described in the prospectus supplement. Accordingly, for a description of the terms of any Offered Debt Securities and Underlying Debt Securities, reference must be made to both the prospectus supplement relating thereto and the description of Debt Securities set forth in this prospectus.

    With respect to the Offered Debt Securities and any Underlying Debt Securities, reference is made to the prospectus supplement for the following terms:

        (1) The title of such Debt Securities and whether such Debt Securities will be Senior Securities or Subordinated Securities.

        (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

        (3) If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.

        (4) The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.

        (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

        (6) The date or dates on which or the period or periods within which, the price or prices at which, the Currency or Currencies in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Capital Corporation and whether the Capital Corporation is to have that option.

        (7) The obligation, if any, of the Capital Corporation to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency or Currencies in which, and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.

        (8) Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and VICE VERSA (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificate form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depository for such Debt Securities.

        (9) If other than U.S. dollars, the Currency or Currencies in which payments of the principal of (or premium, if any) or interest, if any, on such Debt Securities will be made or in which such Debt Securities will be denominated.

       (10) Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.

       (11) Whether the Capital Corporation or a holder may elect payment of the principal of (or premium, if any) or interest, if any, on such Debt Securities in one or more Currencies, other than that in which such Debt Securities are denominated or stated to be payable, date or dates on which or the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which such Debt Securities are denominated or stated to be payable and the Currency or Currencies in which such Debt Securities are to be so paid.

       (12) The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange and where notices or demands to or upon the Capital Corporation in respect of such Debt Securities and the applicable Indenture may be served.

       (13) The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of Registered Securities and $5,000 in the case of Bearer Securities.

       (14) If other than the applicable Trustee, the identity of each Security Registrar and/or Paying Agent.

       (15) The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

       (16) The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the applicable Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

       (17) The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the applicable Indenture.

       (18) If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.

       (19) Whether and under what circumstances the Capital Corporation will pay Additional Amounts, as contemplated by Section 1004 of the applicable Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the applicable Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Capital Corporation will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

       (20) The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

       (21) Any deletions from, modifications of or additions to the Events of Default or covenants of the Capital Corporation with respect to such Debt
    Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the applicable Indenture).

       (22) The designation of the initial Exchange Rate Agent, if any.

       (23)  Whether  such   Debt  Securities  will   be  convertible  into   or
    exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.

       (24) Any other terms of such Debt Securities.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant to the Securities being offered.

    For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

    Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

    Each Indenture provides that the Debt Securities which are the subject of this prospectus and additional unsecured debt securities of the Capital Corporation, unlimited as to aggregate principal amount, may be issued in one or more series thereunder, in each case as authorized from time to time by or pursuant to authority granted by the Board of Directors of the Capital Corporation. (Section 301 of each Indenture) Securities so issued under an Indenture are herein collectively referred to, when a single Trustee is acting for all debt securities issued under such Indenture, as the "Indenture Securities". Each Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See also "Resignation of Trustee" herein. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term "Indenture Securities", as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

    The general provisions of the Indentures do not contain any provisions that would limit the ability of the Capital Corporation to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, the general provisions of each Indenture do provide that neither the Capital Corporation nor any Subsidiary will pledge or subject to any lien any of its property or assets unless the Indenture Securities issued under such Indenture are secured by such pledge or lien equally and ratably with other indebtedness thereby secured. See "-- Senior Indenture Provisions -- Limitation on Liens". Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Capital Corporation that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    The Capital Corporation has the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).

CONVERSION AND EXCHANGE

    If any Debt Securities will, by their terms, be convertible into or exchangeable for other Securities, the prospectus supplement relating thereto will set forth the terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Capital Corporation, provisions for adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Debt Securities. Such terms may also include provisions under which the number or amount of other Securities to be received by the holders of such Debt Securities upon such conversion or exchange would be calculated according to the market price of such other Securities as of a time stated in the prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indentures also provide that Debt Securities of a series may be issuable in global form. See "-- Book-Entry Debt Securities". Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of Registered Securities) and in the denomination of $5,000 (in the case of Bearer Securities). Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201 of each Indenture)

    Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305 of each Indenture)

    Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange (i) at each office or agency required to be maintained by the Capital Corporation for payment of such series as described in "Payment and Paying Agents", and (ii) at each other office or agency that the Capital Corporation may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but the Capital Corporation may require payment of any tax or other governmental charge payable in connection therewith. (Section 305 of each Indenture)

    The Capital Corporation will not be required to (i) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305 of each Indenture)

PAYMENT AND PAYING AGENTS

    Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by the Capital Corporation, in the case of the Senior Securities, in New York, New York and, in the case of the Subordinated Securities, in Chicago, Illinois and New York, New York, except that at the option of the Capital Corporation interest (including Additional Amounts, if any) may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or

(ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002 of each Indenture) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307 of each Indenture)

    If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, the Capital Corporation will be required to maintain an office or agency (i) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (ii) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, the Capital Corporation will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002 of each Indenture) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002 of each Indenture) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001 of each Indenture) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Capital Corporation in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of the Capital Corporation's Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002 of each Indenture)

    The Capital Corporation may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

    All payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a Currency other than U.S. dollars will be made in U.S. dollars in the event that such Currency ceases to be used by both the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, or is any currency unit (or composite currency), and it ceases to be used for the purposes for which it was established (each of the events described in clauses (i) through (iii), a "Conversion Event"). (Section 312 of each Indenture) Any payment made under such circumstances in U.S. dollars will not constitute a default under the relevant Indenture.

EVENTS OF DEFAULT

    The following will constitute Events of Default under each Indenture: (i) failure to pay any interest upon or any Additional Amounts payable in respect of any Debt Security of that series, or of any coupon appertaining thereto, when the same becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when the same becomes due and payable, whether at its maturity, earlier redemption or repayment or otherwise; (iii) default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series;
(iv) default in the performance, or breach, of any covenant or agreement of the Capital Corporation in the applicable Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to the Capital Corporation; (v) certain events in bankruptcy, insolvency or reorganization affecting the Capital Corporation; and (vi) any other Event of Default provided with respect to Debt Securities of that series.

(Section 501 of each Indenture) The Capital Corporation is required to file with the applicable Trustee, annually, an officer's certificate as to the Capital Corporation's compliance with all conditions and covenants under the applicable Indenture. (Section 1005 of each Indenture) Each Indenture provides that the applicable Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on such Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of such series to do so. (Section 601 of each Indenture)

    If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the applicable Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502 of each Indenture)

    Subject to the provisions of the applicable Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, such Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of the holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of each Indenture and TIA Section 315) Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of that series. (Section 512 of each Indenture)

    The holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts payable in respect of any Debt Security of such series or any related coupons, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513 of each Indenture)

MERGER OR CONSOLIDATION

    Each Indenture provides that the Capital Corporation may not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets as an entirety or substantially as an entirety to any Person, unless either the Capital Corporation is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of the Capital Corporation under such Indenture and the Indenture Securities issued thereunder and immediately after the transaction no default shall exist. In addition, under the Senior Indenture, no such consolidation, merger or transfer may be made if as a result thereof any property or assets of the Capital Corporation or a Subsidiary would become subject to any mortgage, lien or other encumbrance unless either (i) such mortgage, lien or other encumbrance could be created pursuant to Section 1006 of such Indenture (see "-- Senior Indenture Provisions -- Limitation on Liens" below) without equally and ratably securing the Indenture Securities issued under such Indenture or (ii) such Indenture Securities are secured equally and ratably with or prior to the debt secured by such mortgage, lien or other encumbrance. (Section 801 of each Indenture)

MODIFICATION OR WAIVER

    Modification and  amendment of  an  Indenture may  be  made by  the  Capital
Corporation and the Trustee thereunder with the consent of the holders of a majority in principal amount of all Outstanding Indenture Securities issued thereunder that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security; (ii) reduce the principal amount of or the rate of interest (or manner of calculation thereof) on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any such Indenture Security; (iii) change any obligation of the Capital Corporation to pay Additional Amounts in respect of any such Indenture Security; (iv) reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy; (v) adversely affect any right of repayment at the option of the holder of any such Indenture Security; (vi) change the place or Currency of payment of principal of, or any premium or interest on, any such Indenture Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor; (viii) adversely affect any right to convert or exchange of any Indenture Security;
(ix) reduce the percentage in principal amount of such Outstanding Indenture Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of such Indenture or to waive certain defaults thereunder; (x) reduce the requirements for voting or quorum described below; or (xi) modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Indenture Security affected thereby. (Section 902 of each Indenture)

    In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each Outstanding Subordinated Security affected thereby, modify any of the provisions of such Indenture relating to the subordination of the Subordinated Securities in a manner adverse to the holders thereof and no such modification or amendment may adversely affect the rights of any holder of Senior Indebtedness under Article Sixteen of the Subordinated Indenture (described under the caption "-- Subordinated Indenture Provisions -- Subordination") without the consent of such holder of Senior Indebtedness. (Sections 902 and 907 of the Subordinated Indenture)

    The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive compliance by the Capital Corporation with certain covenants in the applicable Indenture. (Section 1007 of the Senior Indenture; Section 1006 of the Subordinated Indenture)

    Modification and amendment of an Indenture may be made by the Capital Corporation and the applicable Trustee thereunder, without the consent of any holder, for any of the following purposes: (i) to evidence the succession of another Person to the Capital Corporation as obligor under such Indenture; (ii) to add to the covenants of the Capital Corporation for the benefit of the holders of all or any series of Indenture Securities issued under such Indenture and any related coupons or to surrender any right or power conferred upon the Capital Corporation by such Indenture; (iii) to add Events of Default for the benefit of the holders of all or any series of Indenture Securities; (iv) to add to or change any provisions of such Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons; (v) to change or eliminate any provisions of such Indenture, provided that any such change or elimination will become effective only when there are no such Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions; (vi) in the case of the Senior Securities, to secure the Indenture Securities under the Senior Indenture pursuant to the requirements of Section 801 or Section 1006 of the Senior Indenture, or otherwise; (vii) to establish the form or terms of such Indenture Securities of any series and any related coupons; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in such Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of a series issued thereunder or any related coupons in any material respect; or (x) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities thereunder, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect. (Section 901 of each Indenture)

    In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable

Indenture or whether a quorum is present at a meeting of holders of Indenture Securities thereunder, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of an Indenture Security denominated in a foreign Currency or Currencies will be the U.S. dollar equivalent, determined on the trade date for such Indenture Security, of the principal amount thereof (or, in the case of an Original Issue Discount Security or Indexed Security, the U.S. dollar equivalent on the trade date of such Indenture Security of the amount determined as provided in (i) above or (iii) below), (iii) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of such Indenture, and (iv) Indenture Securities owned by the Capital Corporation or any other obligor upon the Indenture Securities or any Affiliate of the Capital Corporation or of such other obligor shall be disregarded. (Section 101 of each Indenture)

    Each Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501 of each Indenture) A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Capital Corporation or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the applicable Indenture. (Section 1502 of each Indenture) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with the applicable Indenture will be binding on all holders of Indenture Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the
Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504 of each Indenture)

    Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture. (Section 1504 of each Indenture)

SATISFACTION AND DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The Capital Corporation may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401 of each Indenture)

    Each Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, the Capital Corporation may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (b) to be released from its obligations with respect to such Debt Securities and any related coupons under Section 1006 of such Indenture (being the restrictions described under "-- Senior Indenture Provisions -- Limitation on Liens") or, if so provided pursuant to Section 301 of such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Capital Corporation with the applicable Trustee (or other qualifying trustee), in trust, of (i) an amount, in the Currency or Currencies in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity, (ii) Government Obligations (as defined below) applicable to such Debt Securities and coupons (with such applicability being determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) that through the payment of principal and interest in accordance with their terms will provide money in an amount, or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust may only be established if, among other things, the Capital Corporation has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404 of each Indenture)

    "Government Obligations" means securities which are (i) direct obligations of the United States or the government which issued the foreign Currency in which the Debt Securities of that series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or the government which issued the foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. "Government Obligations" also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of each Indenture)

    Unless otherwise provided in the prospectus supplement, if, after the Capital Corporation has deposited funds, Government Obligations or both to effect defeasance or covenant defeasance with respect to Debt Securities of a series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or (ii) a Conversion Event occurs, then the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable Market Exchange Rate. (Section 1405 of each Indenture) Unless otherwise provided in the prospectus supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Debt Security that is payable in a foreign Currency with respect to which a Conversion Event occurs will be made in U.S. dollars. (Section 312 of each Indenture)

    In the event the Capital Corporation effects covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under "Events of Default" (Section 501 of the Senior Indenture) with respect to Section 1006 of the Senior Indenture (which Section would no longer be applicable to such Debt Securities or any related coupons) or described in clause (4) or (6) under "Events of Default" (Section 501 of each Indenture) with respect to any other covenant to which there has been defeasance, the amount of Government Obligations and funds on deposit with the applicable Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, the Capital Corporation would remain liable to make payment of such amounts due at the time of acceleration. (Section 501 of each Indenture)

    If the applicable Trustee or any Paying Agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Capital Corporation's obligations under such Indenture and such Debt Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to such Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with such Indenture; provided, however, that if the Capital Corporation makes any payment of principal of (or premium, if any) or interest, if any, on any such Debt Security or any related coupon following the reinstatement of its obligations, the Capital Corporation shall be subrogated to the rights of the holders of such Debt Securities and any related coupons to receive such payment from the money held by such Trustee or Paying Agent.

    The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

BOOK-ENTRY DEBT SECURITIES

    Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global
Security"). Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by the Capital Corporation to the applicable Trustee, and then by such Trustee to the depository.

    The Capital Corporation anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Additional or differing terms of the depository arrangement will be described in the prospectus supplement.

    So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

    If (i) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Capital Corporation within 90 days following notice to the Capital Corporation; (ii) the Capital Corporation determines, in its sole discretion, not to have any Debt Securities represented by one or more Global Securities, or (iii) an Event of Default under the applicable Indenture has occurred and is continuing, then the Capital Corporation will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

    The following is based on information furnished by DTC:

            DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate is issued with respect to each $200 million of principal amount of the Debt Securities of a series, and an additional certificate is issued with respect to any remaining principal amount of such series.

            DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

            Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

            To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

            Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

            Redemption notices shall be sent to Cede & Co. If less than all of the Debt Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of interest of each Direct Participant in such issue to be redeemed.

            Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

            Payments of principal of (and premium, if any) and interest on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Capital Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest to DTC will be the responsibility of the Capital Corporation or the Paying Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

            DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Capital Corporation or the applicable Paying Agent. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

            The Capital Corporation may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Capital Corporation believes to be reliable, but the Capital Corporation takes no responsibility for the accuracy thereof.

    Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

    None of the Capital Corporation, any underwriter or agent, the applicable Trustee or any applicable Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

RESIGNATION OF TRUSTEE

    Each Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608 of each Indenture) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609 of each Indenture), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

SENIOR INDENTURE PROVISIONS

    LIMITATION ON LIENS

    The Capital Corporation covenants in the Senior Indenture that neither it nor any Subsidiary will pledge or subject to any lien any of its property or assets unless the Indenture Securities issued under such Indenture are secured by such pledge or lien equally and ratably with other indebtedness thereby secured. There are excluded from this covenant, liens created to secure obligations for the purchase price of physical property, liens of a Subsidiary securing indebtedness owed to the Capital Corporation, liens existing on property acquired upon exercise of rights arising out of defaults on receivables acquired in the ordinary course of business, sales of receivables accounted for as secured indebtedness in accordance with generally accepted accounting principles, certain liens not related to the borrowing of money and other liens not securing borrowed money aggregating less than $500,000. (Section 1006 of the Senior Indenture)

SUBORDINATED INDENTURE PROVISIONS

    SUBORDINATION

    Upon any distribution of assets of the Capital Corporation upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Capital Corporation to make payment of the principal (and premium, if any) and interest, if any, on the Subordinated Securities will not otherwise be affected. (Section 1604 of the Subordinated Indenture) In addition, no payment on account of principal (or premium, if any), sinking funds or interest, if any, may be made on the Subordinated Securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. (Section 1603 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any such payment by the Capital Corporation is received by the Subordinated Trustee or the holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon such distribution of the Capital Corporation, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 1602 of the Subordinated Indenture) By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Capital Corporation may recover more, ratably, than holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture. (Section 1402 of the Subordinated Indenture)

    Senior Indebtedness is defined in the Subordinated Indenture as the principal of (and premium, if any) and unpaid interest on (i) indebtedness of the Capital Corporation (including indebtedness of others guaranteed by the Capital Corporation), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indenture Securities issued under the Subordinated Indenture, the 9 5/8% Subordinated Notes due 1998 and the 8 5/8% Subordinated Debentures due 2019 of the Capital Corporation), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Subordinated Securities and (ii) renewals, extensions, modifications and refundings of any such indebtedness. (Section 101 of the Subordinated Indenture)

    If this prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

THE TRUSTEES UNDER THE INDENTURES

    The Chase Manhattan Bank and The First National Bank of Chicago are two of a number of banks with which the Capital Corporation and Deere & Company maintain ordinary banking relationships and from which the Capital Corporation and Deere & Company have obtained credit facilities and lines of credit. The Chase Manhattan Bank also serves as trustee under other indentures under which the Capital Corporation or Deere & Company is the obligor, and The First National Bank of Chicago also serves as trustee under another indenture under which the Capital Corporation is an obligor.

                          DESCRIPTION OF DEBT WARRANTS

    The Capital Corporation may issue (either together with other Offered Securities or separately) Debt Warrants to purchase Underlying Debt Securities ("Offered Debt Warrants"). Such Debt Warrants will be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Capital Corporation and a bank or trust company, as warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the prospectus supplement. A copy of the form of Debt Warrant Agreement, has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Debt Warrant Agreement does not purport to be complete and is subject to, and are qualified in its entirety by reference to, all the provisions of the Debt Warrant Agreement and the accompanying Debt Warrant Certificates, including the definitions therein of certain terms.

GENERAL

    Reference is made to the prospectus supplement for the terms of the Offered Debt Warrants, including the following:

        (1) The title and aggregate number of such Debt Warrants.

        (2) The title, rank, aggregate principal amount and terms of the Underlying Debt Securities purchasable upon exercise of such Debt Warrants.

        (3) The principal amount of Underlying Debt Securities that may be purchased upon exercise of each such Debt Warrant, and the price or the manner of determining the price at which such principal amount may be purchased upon such exercise.

        (4) The time or times at which, or period or periods, in which, such Debt Warrants may be exercised and the expiration date of such Debt Warrants.

        (5) The terms of any right of the Company to redeem such Debt Warrants.

        (6) Whether certificates evidencing such Debt Warrants ("Debt Warrant Certificates") will be issued in registered or bearer form, and, if registered, where they may be transferred and exchanged.

        (7) Whether such Debt Warrants are to be issued with any Debt Securities or any other Securities.

        (8) The date, if any, on and after which such Debt Warrants and Underlying Debt Securities will be separately transferable.

        (9) Any other terms of such Debt Warrants.

    If applicable, the prospectus supplement will also set forth information concerning other securities offered thereby and a discussion of federal income tax considerations relevant thereto. Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations.

    No service charge will be made for any permitted transfer or exchange of Debt Warrant Certificates, but the Capital Corporation may require payment of any tax or other governmental charge payable in connection therewith. Debt Warrants may be exercised and exchanged and Debt Warrants in registered form may be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement.

EXERCISE OF DEBT WARRANTS

    Each Offered Debt Warrant will entitle the holder thereof to purchase such amount of Underlying Debt Securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to such Offered Debt Warrants. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

    Debt Warrants may be exercised by payment to the Debt Warrant Agent of the applicable exercise price and by delivery to the Debt Warrant Agent of the related Debt Warrant Certificate, with the reverse side thereof properly completed. Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Debt Warrant Agent, within five business days thereafter, of the Debt Warrant Certificate or Certificates evidencing such Debt Warrants. Upon receipt of such payment and the properly completed Debt Warrant Certificates at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement, the Capital Corporation will, as soon as practicable, deliver the amount of Underlying Debt Securities purchased upon such exercise. If fewer than all of the Debt Warrants represented by any Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the unexercised Debt Warrants. The holder of a Debt Warrant will be required to pay any tax or other governmental charge that may be imposesd in connection with any transfer involved in the issuance of Underlying Debt Securities purchased upon such exercise.

MODIFICATIONS

    The Debt Warrant Agreement and the terms of the Offered Debt Warrants may be modified or amended by the Capital Corporation and the Debt Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Capital Corporation deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the Offered Debt Warrants.

    The Capital Corporation and the Debt Warrant Agent may also modify or amend the Debt Warrant Agreement and the terms of the Offered Debt Warrants with the consent of the holders of a majority in number of the then outstanding unexercised Debt Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of outstanding Debt Warrants the consent of the holders of which is required for any such modification or amendment, or otherwise materially and adversely affects the rights of the holders of the Debt Warrants, may be made without the consent of each holder affected thereby.

NO RIGHTS AS HOLDERS OF UNDERLYING DEBT SECURITIES

    Holders of Debt Warrants are not entitled, by virtue of being such holders, to payments of principal of (or premium, if any) or interest, if any, on the related Underlying Debt Securities or to exercise any other rights whatsoever as holders of the Underlying Debt Securities.

                              PLAN OF DISTRIBUTION

    The Capital Corporation may sell the Offered Securities to or through underwriters, dealers, or agents, or directly to one or more other purchasers.

    The prospectus supplement sets forth the terms of the offering of the particular series or issue of Offered Securities to which such prospectus supplement relates, including, as applicable, (i) the name or names of any underwriters or agents with whom the Capital Corporation has entered into arrangements with respect to the sale of such Offered Securities, (ii) the initial public offering or purchase price of such Offered Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Capital Corporation and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to the Capital Corporation and (vi) the securities exchanges, if any, on which such of Offered Securities will be listed.

    Unless otherwise set forth in the prospectus supplement relating to a particular series or issue of Offered Securities, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and each of the underwriters with respect to such Offered Securities will be obligated to purchase all of the Offered Securities of such series or issue allocated to it if any such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The Offered Securities may be offered and sold by the Capital Corporation directly or through agents designated by the Capital Corporation from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this prospectus is delivered will be named in, and any commissions payable by the Company to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, each such agent will be acting on a best efforts basis for the period of its appointment.

    Any underwriters, dealers or agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents may be entitled, under agreements entered into with the Capital Corporation, to indemnification by the Capital Corporation against certain civil liabilities, including liabilities under the Securities Act.

    If so indicated in the prospectus supplement relating to a particular series or issue of Offered Securities, the Capital Corporation will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase such Offered Securities from the Capital Corporation pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

                                 LEGAL OPINIONS

    The validity of the Securities will be passed upon for the Capital Corporation by Shearman & Sterling, 599 Lexington Avenue, New York, New York
10022, and for any underwriters, dealers or agents by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                                    EXPERTS

    The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Capital Corporation's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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  NO  DEALER, SALESPERSON OR  ANY OTHER PERSON  HAS BEEN AUTHORIZED  TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CAPITAL CORPORATION SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
             PROSPECTUS SUPPLEMENT
Description of Notes...........................        S-2
Special Provisions Relating to Foreign Currency
  Notes........................................       S-17
Foreign Currency Considerations................       S-19
United States Taxation.........................       S-20
Plan of Distribution...........................       S-26
                  PROSPECTUS
Available Information..........................          2
Incorporation of Certain Documents by
  Reference....................................          2
The Company....................................          3
Use of Proceeds................................          5
Prospectus Supplements.........................          5
Description of Debt Securities.................          5
Description of Debt Warrants...................         19
Plan of Distribution...........................         21
Legal Opinions.................................         21
Experts........................................         21

                                     [logo]

                              U.S. $2,313,850,000

                               JOHN DEERE CAPITAL
                                  CORPORATION

                               MEDIUM-TERM NOTES,
                                    SERIES C

                              -------------------

                             PROSPECTUS SUPPLEMENT
                              -------------------

                              MERRILL LYNCH & CO.

                              GOLDMAN, SACHS & CO.

                              SALOMON BROTHERS INC

                                        , 1997

-------------------------------------------
-------------------------------------------
-------------------------------------------
-------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee..................................................   $  606,061
Printing and engraving................................................       45,000
Legal fees and expenses...............................................       45,000
Fees of accountants...................................................       38,000
Fees of trustees......................................................       11,500
Blue sky fees and expenses............................................        5,000
Rating agency fees....................................................      635,000
Miscellaneous.........................................................        5,439
                                                                        ------------
                Total.................................................   $1,391,000
                                                                        ------------
                                                                        ------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware authorizes the registrant to indemnify its directors and officers under specified circumstances. Article twelfth of the certificate of incorporation of registrant provides in effect that registrant shall provide certain indemnification of its directors and officers.

    Section 145 of the General Corporation Law of Delaware also authorizes Deere & Company to indemnify persons who serve as directors or officers of registrant at the request of Deere & Company under specified circumstances. Article seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons.

    The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    Section  6 of the underwriting agreement basic provisions filed as a part of
Exhibit 1 to this registration statement provides for indemnification of directors, officers who sign the registration statement and controlling persons of the registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the registrant and groups of underwriters on past occasions.

ITEM 16.  LIST OF EXHIBITS.

    The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on form S-3 or form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX

  EXHIBIT
-----------
       1.1   Proposed form of distribution agreement (Exhibit 1.1 to Form 8-K of registrant dated July  13,
             1995, file no. 1-6458*)

       1.2   Proposed  form of terms agreement and underwriting  agreement basic provisions (Exhibit 1.2 to
             Form 8-K of registrant dated July 13, 1995, file no. 1-6458*)

       2     Not applicable

       4.1   Senior indenture between registrant and The Chase  Manhattan Bank (successor by merger to  The
             Chase  Manhattan Bank (National Association)) (Exhibit 4.1  to Form 10-Q of registrant for the quarter ended July 31, 1995, file no. 1-6458.*)

       4.2   Proposed form of senior fixed rate medium-term note (Exhibit 4.2 to registration statement  on
             Form S-3 no. 33-60383*)

       4.3   Proposed  form of  senior fixed  rate indexed  medium-term note  (Exhibit 4.3  to registration statement on Form S-3 no. 33-60383*)

       4.4   Proposed form of senior floating rate medium-term note (Exhibit 4.4 to registration  statement on Form S-3 no. 33-60383*)

       4.5   Proposed  form of senior floating  rate indexed medium-term note  (Exhibit 4.5 to registration statement on Form S-3 no. 33-60383*)

       4.6   Proposed form  of fixed  rate redeemable  or non-redeemable  senior security  (Exhibit 4.2  to registration statement on Form S-3 no. 33-46514*)

       4.7   Subordinated  indenture between registrant and The First National Bank of Chicago (Exhibit 4.2
             to Form 10-Q of registrant for the quarter ended July 31, 1995, file no. 1-6458*)

       4.8   Proposed form  of  subordinated fixed  rate  medium-term  note (Exhibit  4.8  to  registration statement on Form S-3 no. 33-60383*)

       4.9   Proposed  form of  subordinated floating  rate medium-term  note (Exhibit  4.9 to registration statement on Form S-3 no. 33-60383*)

       4.10  Proposed form of fixed rate redeemable or non-redeemable subordinated security (Exhibit 4.4 to registration statement on Form S-3 no. 33-46514*)

       4.11  Proposed form of debt warrant agreement (including proposed form of debt warrant  certificate)
             (Exhibit 4.6 to registration statement on Form S-3 no. 33-34475*)

       5     Opinion of Shearman & Sterling

       8     Opinion of Shearman & Sterling with respect to tax matters

      12     John Deere Capital Corporation and Subsidiaries--Computation of Ratio of Earnings Before Fixed
             Charges  to Fixed Charges (Exhibit 12  to Form 10-Q of registrant  for the quarter ended April
             30, 1997; file no. 1-6458*)

      15     Not applicable

      23.1   Consent of Deloitte & Touche LLP

      23.2   Consent of Shearman & Sterling (included in their opinion filed as Exhibit 5)

      23.3   Consent of Shearman & Sterling (included in their opinion filed as Exhibit 8)

      24     Not applicable

  EXHIBIT
-----------
      25.1   Statement of eligibility of The Chase Manhattan Bank under the Trust Indenture Act of 1939  on form T-1

      25.2   Statement  of eligibility of The First National Bank  of Chicago under the Trust Indenture Act of 1939 on form T-1

      26     Not applicable

      27     Not applicable

      28     None

      99     None

------------------------
*Incorporated by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on May 30, 1997.

                                          JOHN DEERE CAPITAL CORPORATION

                                          By:        /s/ HANS W. BECHERER

                                             -----------------------------------
                                                 HANS W. BECHERER, CHAIRMAN

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

    Each person signing below also hereby appoints Hans W. Becherer and R.W. Lane, and each of them singly, his or her lawful attorney-in-fact with full power to execute and file any amendments to the registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable John Deere Capital Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 SIGNATURE                                       TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------

                 /s/ HANS W. BECHERER         Director, Chairman and Principal Executive
-------------------------------------------     Officer
              HANS W. BECHERER

                    /s/ J. W. ENGLAND         Director
-------------------------------------------
               J. W. ENGLAND

                    /s/ B. L. HARDIEK         Director
-------------------------------------------
               B. L. HARDIEK

                    /s/ J. R. HESEMAN         Director
-------------------------------------------
               J. R. HESEMAN

                   /s/ D. E. HOFFMANN         Director
-------------------------------------------
               D. E. HOFFMANN

                     /s/ J. A. ISRAEL         Director
-------------------------------------------
                J. A. ISRAEL
                                                                                                 May 30, 1997

                   /s/ F. F. KORNDORF         Director
-------------------------------------------
               F. F. KORNDORF

                      /s/ R. W. LANE          Director, Vice President and Principal
-------------------------------------------     Financial Officer
                 R. W. LANE

                  /s/ PIERRE E. LEROY         Director
-------------------------------------------
              PIERRE E. LEROY

                       /s/ M. P. ORR          Director and President
-------------------------------------------
                 M. P. ORR

                    /s/ J. D. VOLKERT         Director
-------------------------------------------
               J. D. VOLKERT

                    /s/ S. E. WARREN          Director, Vice President and Principal
-------------------------------------------     Accounting Officer
                S. E. WARREN